UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
April 28, 2010
Date of Report (Date of earliest event reported):
INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000-21180 (Commission File Number)	77-0034661 (I.R.S. Employer Identification No.)
2700 Coast Avenue
Mountain View, CA 94043
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (650) 944-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
     On April 28, 2010, the Board of Directors (the “Board”) of Intuit Inc. (“Intuit”) amended Section 1.7 of Intuit’s Bylaws to change the voting standard for the election of directors in uncontested elections from a plurality to a majority of the votes cast. A majority of the votes cast means that the number of shares voted for a director must exceed the number of shares voted against the director. In conjunction with the bylaw amendment, the Board also amended Intuit’s Corporate Governance Principles to provide that each director submit in writing an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect that director. In that instance, Intuit’s Nominating and Governance Committee would make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days after the date of the certification of the election results.
     The Board also amended Section 2.2 of the Bylaws by adding provisions for advance, irrevocable, contingent resignations and for the ability of a majority of the directors then in office to fill any vacancy created by the resignation of a director that is effective as of a future date.
     The preceding description of the amendments to Intuit’s Bylaws is qualified in its entirety by reference to Intuit’s amended and restated Bylaws, which are attached hereto as Exhibit 3.01 and are incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit	Description
3.01	Bylaws of Intuit, as amended and restated effective April 28, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2010	INTUIT INC.
	By:	/s/ Laura A. Fennell
Laura A. Fennell
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
3.01	Bylaws of Intuit, as amended and restated effective April 28, 2010